EXHIBIT 23

Monarch Community Bancorp, Inc.
375 North Willowbrook Road
Coldwater, Michigan 49036

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-105546 and Form S-8 No. 333-105548) of Monarch Community Bancorp, Inc., of our report dated February 5, 2004, with respect to the consolidated financial statements of Monarch Community Bancorp, Inc. included in this Form 10-KSB for the year ended December 31, 2003.

/s/ PLANTE & MORAN, PLLC

Auburn Hills, Michigan
March 18, 2004